                                                                 Exhibit 99.4
P R O X Y

                     PRELIMINARY COPY--SUBJECT TO COMPLETION

                              SUNTRUST BANKS, INC.
                            303 PEACHTREE STREET, NE
                             ATLANTA, GEORGIA 30308

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [_______], 2004

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Raymond D. Fortin and John W. Spiegel, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of common stock of SunTrust Banks, Inc., that the undersigned would be entitled to vote if personally present at the Special
Meeting of Shareholders (the "Special Meeting") to be held at Suite 105, 1st
Floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta,
Georgia on [______], 2004, beginning at [____], local time, and at any adjournments or postponements thereof, upon the matters described on reverse and in the accompanying Joint Proxy Statement-Prospectus dated [______], 2004, and upon any other business that may properly come before such Special Meeting or any adjournments thereof.

            Pursuant to the Joint Proxy Statement-Prospectus, said proxies are directed to vote as indicated on the reverse hereof, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
OF THE ISSUANCE OF SUNTRUST COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF
MERGER, DATED AS OF MAY 7, 2004, BY AND BETWEEN SUNTRUST BANKS, INC. AND
NATIONAL COMMERCE FINANCIAL CORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

         Proposal 1 is more fully described in the Joint Proxy
Statement-Prospectus that accompanies this proxy. You are encouraged to read the
Joint Proxy Statement-Prospectus carefully.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. THE BOARD OF
DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                                   PROPOSAL 1:

To approve the issuance of SunTrust common stock to National Commerce Financial
Corporation shareholders in the merger pursuant to the Agreement and Plan of
Merger, dated as of May 7, 2004, by and between SunTrust Banks, Inc. and
National Commerce Financial Corporation (the "Merger Agreement"), as described in the Joint Proxy Statement-Prospectus and the Merger Agreement.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                                            ----------------------------------
                                            Signature of Shareholder

                                            Date:
                                                 ------------------------------

                                            IMPORTANT: Please date and sign this
                                            Proxy exactly as your name or names
                                            appear hereon; if shares are held
                                            jointly, all joint owners must sign.
                                            An executor, administrator, trustee,
                                            guardian, or other person signing in
                                            a representative capacity, must give
                                            his or her full title. A corporation
                                            must sign in full corporate name by
                                            its president or other authorized
                                            officer. A partnership must sign in
                                            partnership name by an authorized
                                            person.

------------------------------------------------------------------------------
                             (Fold and detach here)

         DETACH CARD: Please detach proxy at perforation before mailing.

                OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET.

               IF YOU ARE VOTING BY TELEPHONE OR VIA THE INTERNET,
                         PLEASE DO NOT MAIL YOUR PROXY.

------------------------------------------------------------------------------
VOTE BY TELEPHONE              VOTE BY INTERNET                VOTE BY MAIL
  Call TOLL-FREE                Go online to                    Return your
using a touch-tone             WWW.VOTEFAST.COM                proxy in the
      phone                    to cast your vote.               POSTAGE-PAID
1-800-542-1160.                                              envelope provided.
------------------------------------------------------------------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

         Your telephone or Internet vote must be received by 11:59 p.m. New York
City time on [_____], 2004, to be counted in the final tabulation.

Your control number is:
                       --------------------------------
VOTE BY TELEPHONE

Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number.
Then follow the simple prompts to record your vote.

VOTE BY INTERNET

Have your proxy card available when you go online to WWW.VOTEFAST.COM. You will be prompted to enter your control number. Then follow the simple prompts to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: SunTrust Bank, P.O. Box 4625, Atlanta,
Georgia 30302.

TO CHANGE YOUR VOTE

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. New York City time, on [_______], 2004, will be the one counted. You may also revoke your proxy by voting in person at the Special Meeting.